Exhibit 99.1

Filed by HC2 Holdings, Inc.

(Commission File No. 001-35210)

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

of the Securities Exchange Act of 1934 as amended

Subject Company: MCG Capital Corporation

(Commission File No. 814-00239)

FOR IMMEDIATE RELEASE

HC2 REVISES PROPOSAL TO ACQUIRE MCG CAPITAL CORPORATION IN RESPONSE TO MCG INVESTOR PRESENTATION

New York, NY – June 23, 2015 – HC2 Holdings, Inc. (“HC2”) (NYSE MKT: HCHC) announced today that it has sent a letter to MCG Capital Corporation (“MCGC”), in response to MCGC’s recent investor presentation, further modifying its proposed offer to purchase all of the outstanding shares of MCGC. The following is a copy of the letter sent to MCGC’s Board of Directors by HC2 regarding its offer.

June 23, 2015

Board of Directors

MCG Capital Corporation

1001 19th Street North, 10th Floor

Arlington, Virginia 22209

Attention: Richard W. Neu, Chairman of the Board

Dear Ladies and Gentlemen:

Reference is made to the offer letter sent to you on behalf of HC2 Holdings, Inc. (“HC2”) on May 19, 2015 regarding a proposal (as subsequently modified in our June 2nd letter, June 3rd and June 15th letter) (the “Proposal”) to acquire all of the outstanding shares of MCG Capital Corporation (“MCG”). We were disappointed by your rejection of our latest offer and your recent presentation responding our Proposal, which we believe paints an erroneous and misleading picture of HC2 and our offer to acquire MCG. To date, we have responded to the substantive issues and questions you have raised and modified our Proposal to address your concerns. We again would like to modify our Proposal.

In our June 15th letter, in response to your concerns about a failure to close the transaction due to regulatory issues, we modified and augmented our Proposal to further compensate MCG (and its stockholders) in the event a deal with HC2 is not consummated because HC2 cannot complete its registration statement or HC2 is permanently enjoined from acquiring MCG as a result of the provisions of my SEC settlement or issues arising under the Investment Advisors Act of 1940. If such situation were to occur, we had offered to, in addition to reimbursing MCG in cash for the $7 million termination fee payable to PennantPark, issue $13.35 million of HC2 common stock to MCG. We are now writing to update our Proposal to offer a $13.35 million cash payment in lieu of an issuance of HC2 common stock if a deal with HC2 is not consummated because HC2 cannot complete its registration statement or HC2 is permanently enjoined from acquiring MCG as a result of the provisions of my SEC settlement or issues arising under the Investment Advisors Act of 1940, or the transaction is not consummated due to a breach of the definitive transaction agreement by HC2.

I remain confident that the proposal HC2 has presented to MCG maximizes the value of MCG for its stockholders, not only valuing the company at a substantial premium to NAV but also giving stockholders the ability to participate in the substantial future upside potential of the combined business. We respectfully request that the MCG board promptly reach a determination that our offer constitutes a “Superior Proposal” and commence discussions with HC2.

Sincerely,

Philip A. Falcone

Chairman, President and Chief Executive Officer HC2 Holdings, Inc.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a business combination transaction with MCGC proposed by HC2, which may become the subject of a registration statement filed with the U.S. Securities and Exchange Commission (“SEC”). This material is not a substitute for the proxy statement/prospectus HC2 would file with the SEC regarding the proposed transaction if a negotiated transaction is agreed or for any other document which HC2 may file with the SEC and send to HC2’s or MCGC’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF HC2 AND MCGC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by HC2 through the web site maintained by the SEC at http://www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

HC2 and certain of its respective directors and executive officers may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of HC2 directors and executive officers in HC2’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 16, 2015, and its proxy statement for the 2015 Annual Meeting, which was filed with the SEC on April 30, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This release contains, and certain oral statements made by our representatives from time to time, may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties and are not guarantees of performance or results, or of the creation of shareholder value, although they are based on our current plans or assessments which we believe to be reasonable as of the date hereof, including without limitation expectations regarding our proposal to acquire MCGC. Factors or risks that could cause our actual results to differ materially from the results are more fully described in our most recent annual report, quarterly reports or other filings with the Securities and Exchange Commission, which are available through our website at http://www.hc2.com/. Such factors and risks that relate to the proposed transaction include the risk that MCGC may not accept our proposal or negotiate with us; the risk that we may not be able to enter into a definitive agreement relating to the proposed transaction; the risk that we may not obtain regulatory approval of the transactions on the proposed terms and anticipated schedule; the risk that the parties may not be able to satisfy the conditions to closing of the transactions; the risk that the transactions may not be completed in the time frame expected by the parties or at all; and our failure, if the transactions are completed, to achieve the expected benefits of such transactions. Other unknown or unpredictable factors could also affect our business, financial condition and results. Although we believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that any of the estimated or projected results will be realized. You should not place undue reliance on these forward-looking statements, which apply only as of the date hereof. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

ABOUT HC2

HC2 Holdings, Inc. is a publicly traded (NYSE MKT: HCHC), diversified holding company, which seeks to acquire and grow attractive businesses that generate sustainable free cash flow. HC2 has a diverse array of operating subsidiaries, each with its own dedicated management team, across a broad set of industries, including, but not limited to, telecom/infrastructure, large-scale U.S. construction, energy, subsea services and life sciences. HC2 seeks opportunities that generate attractive returns and significant cash flow in order to maximize value for all stakeholders. Currently, HC2’s largest operating subsidiaries are Schuff, a leading structural steel fabricator in the United States, and Global Marine, a leading global offshore engineering company focused on subsea cable installation and maintenance.

For More Information on HC2 Holdings, Inc., Please Contact:

Ashleigh Douglas

adouglas@HC2.com

212-339-5875